AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1997
                           REGISTRATION NO. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------

                        DALLAS SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                        75-1935715
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                           4401 SOUTH BELTWOOD PARKWAY
                            DALLAS, TEXAS 75244-3292
          (Address of principal executive offices, including zip code)

                       -----------------------------------

                        DALLAS SEMICONDUCTOR CORPORATION
                             1987 STOCK OPTION PLAN
                    1993 OFFICER & DIRECTOR STOCK OPTION PLAN
                           (Full titles of the plans)
                       ----------------------------------

C. V. PROTHRO                          COPY TO: M. D. SAMPELS, ESQ.
CHAIRMAN OF THE BOARD,                          JENKENS & GILCHRIST,
PRESIDENT & CHIEF EXECUTIVE OFFICER              A PROFESSIONAL CORPORATION
4401 SOUTH BELTWOOD PARKWAY                     1445 ROSS AVENUE, SUITE 3200
DALLAS, TEXAS  75244-3292                       DALLAS, TEXAS  75202-2799
(Name and address of agent for service)

(972) 371-4000
(Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                       Proposed maximum       Proposed maximum
           Title of                 Amount to           offering price           aggregate                Amount of
 securities to be registered    be registered (1)      per share (2)(3)    offering price (2)(3)    registration fee (3)
------------------------------ -------------------- ---------------------------------------------- -----------------------
Common Stock, par value $.02
per share                           1,313,432               $35.75              $38,238,990                $12,619
------------------------------ -------------------- ---------------------------------------------- -----------------------


(1) Consists of 529,608 shares and 783,824 shares of Common Stock reserved for issuance to employees of Dallas Semiconductor Corporation (the "Corporation") pursuant to: (i) the Dallas Semiconductor 1987 Stock Option Plan and (ii) the Dallas Semiconductor 1993 Officer & Director Stock Option Plan (collectively, these two plans shall be referred to as the "Plans"), respectively. In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of the Corporation's Common Stock (the "Common Stock") issuable pursuant to the exercise of options and/or awards granted or to be granted under the Plans to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock. These additional shares are also being registered by this Registration Statement.

(2)  Estimated solely for the purpose of computing the registration fee.

(3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plans is based upon (i) 817,980 shares of Common Stock reserved for issuance under the Plans, but not subject to outstanding stock options issued under any employee stock option plan, at a price of $35.75, which is the average of the highest and lowest price per share of Common Stock on the New York Stock Exchange, Inc. on June 9, 1997, and (ii) the following shares of Common Stock reserved for issuance under the Plans and subject to stock options already granted under the Company's 1987 Stock Option Plan and the Company's 1993 Officer & Director Stock Option Plan at the following exercise prices:

          Number of Shares Subject to                Exercise Price
          Outstanding Employee Share Options            Per Share

                  465,452                                $17.875
                   14,500                                $22.75
                    9,000                                $20.25
                    6,500                                $25.25

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         The contents of the Company's Registration Statements on Form S-8 (Reg. Nos. 33-24372, 33-36471, 33-40864, 33-48643, 33-68200 and 33-80696) filed with the Commission on September 9, 1988, August 21, 1990, May 24, 1991, June 17, 1992, September 1, 1993 and June 24, 1994, respectively, are incorporated by reference in this registration statement.

ITEM 8.           EXHIBITS

         Each of the following exhibits is filed herewith:

          5.1     -   Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1     -   Consent of Ernst & Young LLP

         23.2     -   Consent of Jenkens & Gilchrist, a Professional Corporation
                     (included in their opinion filed as exhibit 5.1 hereto).


--------
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

CORPDAL:64313.1 20661-00023

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 22, 1997.

                                       DALLAS SEMICONDUCTOR CORPORATION


                                       By: /s/ C. V. Prothro
                                           C. V. Prothro
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


CORPDAL:64313.1 20661-00023

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints C. V. Prothro and M. D. Sampels and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                    Capacity                               Date
---------                    --------                               ----

/s/ C. V. Prothro         Chairman of the Board of Directors      April 22, 1997
----------------------    President and Chief Executive Officer
C. V. Prothro

/s/ Alan P. Hale          Vice President-Finance                  April 22, 1997
----------------------
Alan P. Hale

/s/ Chao C. Mai           Senior Vice President and Director      April 22, 1997
----------------------
Chao C. Mai

/s/ Michael L. Bolan      Vice President - Marketing and          April 22, 1997
----------------------    Product Development and Director
Michael L. Bolan

/s/ M. D. Sampels         Director                                April 22, 1997
----------------------
M. D. Sampels

/s/ Richard L. King       Director                                April 22, 1997
----------------------
Richard L. King

/s/ Carmelo J. Santoro    Director                                April 22, 1997
----------------------
Carmelo J. Santoro

/s/ E. R. Zumwalt, Jr.    Director                                April 22, 1997
----------------------
E. R. Zumwalt, Jr.




CORPDAL:64313.1 20661-00023

                                INDEX TO EXHIBITS


         Exhibit           Description of Exhibit


          5.1     -   Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1     -   Consent of Ernst & Young LLP

         23.2     -   Consent of Jenkens & Gilchrist, a Professional Corporation
                      (included in their opinion filed as exhibit 5.1 hereto).

CORPDAL:64313.1 20661-00023